SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                                February 5, 2003
                Date of report (Date of earliest reported event)


                        CNL Hospitality Properties, Inc.
               (Exact name of Registrant as specified in charter)


     Maryland                   0-24097                  59-3396369

  (State or other             (Commission             (I.R.S. Employer
  jurisdiction of              File No.)             Identification No.)
  incorporation)

                             450 South Orange Avenue
                                Orlando, FL 32801
                    (Address of Principal Executive Offices)

                                  407/650-1000
              (Registrant's telephone number, including area code)

ITEM 5.   OTHER EVENTS.

         All information contained in this document is as of February 5, 2003, with the exception of Item 5. Other Events -- Board of Directors and Management Changes, which is as of February 7, 2003.

Pending Investments

         As of February 5, 2003, the Company had initial commitments to acquire interests in or develop eight additional Properties for an estimated aggregate purchase price, including construction costs and property improvements, of approximately $452.6 million. The eight Properties are one Marriott(R) Hotel (in Seattle, Washington), one Renaissance(R) Hotel (in Tampa, Florida) three Embassy Suites Hotels(R) (one in each of Arlington, Virginia; Orlando, Florida; and Santa Clara, California), one Hilton(R) Hotel (in Rye, New York), one Hyatt(R) Regency Hotel (in Miami, Florida) and the New Orleans Grande Hotel (in New Orleans, Louisiana) which is expected to be converted to a JW Marriott Hotel. The acquisition of each of these Properties is subject to the fulfillment of certain conditions. There can be no assurance that any or all of the conditions will be satisfied or, if satisfied, that one or more of these Properties will be acquired by the Company. In order to acquire these Properties, the Company must obtain additional funds through the receipt of additional offering proceeds and/or debt financing. The Company plans to assume Permanent Financing of approximately $47 million in connection with the acquisition of one of these Properties. Three of these Properties are expected to be acquired by the Hilton 2 Partnership, which was formed on December 13, 2002 between the Company and Hilton Hotels Corporation and currently owns two Properties. In connection with the acquisition of these three Properties, the Hilton 2 Partnership plans to obtain Permanent Financing of approximately $59.4 million. In addition, Hilton Hotels Corporation anticipates contributing the Hilton Hotel in Rye, New York to the Hilton 2 Partnership and the Company anticipates simultaneously contributing the Doubletree Crystal City Property, which was acquired on December 19, 2002. In connection with these two Properties, the Hilton 2 Partnership plans to obtain Permanent Financing of approximately $76.8 million.

         Leases. Set forth below are summarized terms expected to apply to the leases for each of the eight Properties. More detailed information relating to a Property and its related lease will be provided at such time, if any, as the Property is acquired.


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                                     Estimated Purchase     Lease Term and               Minimum Annual
                   Property                Price            Renewal Option                    Rent                  Percentage Rent
----------------------------------  ------------------- ----------------------  --------------------------------  ------------------

Marriott Hotel (1) (2)              $88,900,000         Five years; five        The greater of a minimum amount       See Minimum
Seattle, WA                         (3)                 five-year renewal       to be determined at the time of       Annual Rent
(the "Seattle Waterfront                                options                 acquisition or a percentage of
Marriott Property")                                                             gross revenues of the Property
Hotel to be purchased after                                                     for the applicable year
constructed

Renaissance Hotel (1) (2)           $2,250,000          Five years from the     Commencing the date that the          See Minimum
Tampa, FL                           (excluding          date the Property       Property opens to the public,         Annual Rent
(the "Renaissance Tampa Property")  development         opens to the public;    the tenant will pay the greater
Hotel to be constructed             costs) (4)          five five-year renewal  of a minimum amount to be
on leased land                                          options                 determined at the time of
                                                                                acquisition or a percentage of
                                                                                gross revenues of the Property
                                                                                for the applicable year

Embassy Suites Hotel (5) (6)        $45,500,000         Five years; five        The greater of a minimum amount       See Minimum
Arlington, VA                                           five-year renewal       to be determined at the time of       Annual Rent
(the "Embassy Suites Crystal                            options                 acquisition or a percentage of
City Property")                                                                 gross revenues of the Property
Existing hotel                                                                  for the applicable year

Embassy Suites Hotel (5) (6)        $12,500,000         Five years; five        The greater of a minimum amount       See Minimum
Orlando, FL                                             five-year renewal       to be determined at the time of       Annual Rent
(the "Embassy Suites Orlando                            options                 acquisition or a percentage of
Airport Property")                                                              gross revenues of the Property
Existing hotel                                                                  for the applicable year

Embassy Suites Hotel (5) (6)        $46,500,000         Five years; five        The greater of a minimum amount       See Minimum
Santa Clara, CA                                         five-year renewal       to be determined at the time of       Annual Rent
(the "Embassy Suites Santa                              options                 acquisition or a percentage of
Clara Property")                                                                gross revenues of the Property
Existing hotel                                                                  for the applicable year


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                                     Estimated Purchase      Lease Term and              Minimum Annual
                   Property                Price             Renewal Option                   Rent                  Percentage Rent
----------------------------------- -------------------- --------------------   --------------------------------   -----------------

Hilton Hotel (6) (7)                $75,000,000          Five years; five       The greater of a minimum amount    See Minimum
Rye, NY                                                  five-year renewal      to be determined at the time of    Annual Rent
(the "Hilton Rye Town Property")                         options                acquisition or a percentage of
Existing hotel                                                                  gross revenues of the Property
                                                                                for the applicable year

Hyatt Regency Hotel (1)             $36,000,000          Five years; five       The greater of a minimum amount    See Minimum
Miami, FL                                                five-year renewal      to be determined at the time of    Annual Rent
(the "Hyatt Regency Coral                                options                acquisition or a percentage of
Gables Property")                                                               gross revenues of the Property
Existing hotel                                                                  for the applicable year

New Orleans Grande Hotel (1) (8)    $92,500,000          Five years; five       The greater of a minimum amount    See Minimum
New Orleans, LA                     (9)                  five-year renewal      to be determined at the time of    Annual Rent
(the "JW Marriott New Orleans                            options                acquisition or a percentage of
Property")                                                                      gross revenues of the Property
Hotel to be renovated                                                           for the applicable year




---------------------
FOOTNOTES:

(1) The lessee of this Property is expected to be an indirect wholly owned subsidiary of the Company and the Property is expected to be operated by a third-party manager. For Properties subject to this arrangement, the Company's consolidated financial statements will report the hotels' operating revenues and expenses rather than rent contractually due under the leases with our subsidiaries.

(2) The Company has entered into a development services agreement for each of the Seattle Waterfront Marriott Property and the Renaissance Tampa Property under which a wholly owned subsidiary of the Advisor will receive a Development Fee expected to equal approximately 3% for the Seattle Waterfront Property and 4% for the Renaissance Tampa Property of the cost of development of each of these Properties for providing development services to such Properties.

(3) The Seattle Waterfront Marriott Property will be constructed by Marriott and purchased by the Company when completed. The maximum cost to the Company with respect to the Seattle Waterfront Marriott Property is not expected to, but may, exceed $88,900,000. The estimated final completion date of the Seattle Waterfront Marriott Property is April 2003.

(4) The Renaissance Tampa Property will be constructed by the Company. The maximum cost to the Company with respect to the Renaissance Tampa Property (including development costs, and closing and acquisition costs) is not expected to, but may, exceed $45,700,000. The estimated final completion date of the Renaissance Tampa Property is June 2005.

(5) It is expected that the Embassy Suites Crystal City, the Embassy Suites Orlando Airport and the Embassy Suites Santa Clara Properties will be acquired by the Hilton 2 Partnership. In connection with the acquisition of these three Properties, the Hilton 2 Partnership plans to obtain Permanent Financing of approximately $59.4 million.

(6) The lessee of this Property is expected to be an indirect wholly owned subsidiary of the Hilton 2 Partnership and the Property is expected to be operated by a third-party manager. For Properties subject to this arrangement, the Company's consolidated financial statements will generally report the Company's pro rata share of the hotels' operating revenues and expenses rather than rent contractually due under the leases with our subsidiaries as equity in earnings (loss) of unconsolidated subsidiaries.

(7) It is expected that Hilton Hotels Corporation will contribute this Property to the Hilton 2 Partnership and the Company will simultaneously contribute the Doubletree Crystal City Property, which was acquired on December 19, 2002. In connection with these two Properties, the Hilton 2 Partnership plans to obtain Permanent Financing of approximately $76.8 million.

(8) In connection with the acquisition of this Property, the Company plans to assume Permanent Financing of approximately $47 million.

(9) The New Orleans Grande Hotel (formerly Le Meridien) is expected to be converted to a JW Marriott Hotel upon acquisition. The Company expects to spend approximately $10 million over the first two years following the acquisition for property improvements relating to this Property.

Pending Hotel Brands

         Hyatt Brands. The brand Hyatt Regency is part of Hyatt Corporation's portfolio of lodging brands. Hyatt Regency properties are located in the world's major cities as well as in well-known resort destinations, and can be found in more than 34 countries around the world.




                CNL HOSPITALITY PROPERTIES, INC. AND SUBSIDIARIES
                STATEMENT OF ESTIMATED TAXABLE OPERATING RESULTS
                         BEFORE DIVIDENDS PAID DEDUCTION
           PROPERTIES ACQUIRED OR MADE PROBABLE FROM NOVEMBER 16, 2002
                            THROUGH FEBRUARY 5, 2003
                For the Year Ended December 31, 2001 (Unaudited)

         The following schedule presents unaudited estimated taxable operating results before dividends paid deduction of each Property acquired, directly or indirectly, by the Company from November 16, 2002 through February 5, 2003, and the Properties for which the Company had entered into initial commitments to acquire as of February 5, 2003. The statement presents unaudited estimated taxable operating results for each Property that was operational as if the Property (i) had been acquired the earlier of (a) the actual date acquired by the Company or (b) January 1, 2001, and (ii) had been operational during the period January 1, 2001 through December 31, 2001. The schedule should be read in light of the accompanying footnotes.

         These estimates do not purport to present actual or expected operations of the Company for any period in the future. The estimates were prepared on the basis described in the accompanying notes which should be read in conjunction herewith.

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                                           Marriott Hotel    Renaissance Hotel  Hilton El Conquistador   Doubletree Lincoln Centre
                                            Seattle (9)          Tampa (9)            Tucson (5)                Dallas (5)
                                        -----------------  -------------------  ----------------------   --------------------------
Estimated Taxable Operating Results
     Before Dividends Paid Deduction:

Rental Income (1)                               (9)                  (9)               $ 3,105,000            $  2,430,000
Asset Management Fees (2)                       (9)                  (9)                  (310,500)               (243,000)
General and Administrative
     Expenses (3)                               (9)                  (9)                  (186,300)               (145,800)
Interest Expense                                (9)                  (9)                (1,907,246)             (1,437,345)
                                          ----------------    -----------------     -----------------    --------------------
Estimated Cash Available from
     Operations                                 (9)                  (9)                   700,954                 603,855
Depreciation and Amortization
     Expense (4)                                (9)                  (9)                (2,073,677)             (1,622,878)
                                          ----------------    -----------------      -----------------    --------------------
Estimated Taxable Operating Results
     Before Dividends Paid Deduction            (9)                  (9)              $ (1,372,723)           $ (1,019,023)
                                          ================    =================      =================    ====================


                                  See Footnotes


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                                          Doubletree               Hilton         Embassy Suites             Embassy Suites
                                       Crystal City (6)         Rye Town (6)      Santa Clara (6)           Crystal City (6)
                                      -------------------  --------------------  --------------------  --------------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction:

Rental Income (1)                          $ 3,195,000             $ 3,375,000         $ 2,092,500               $ 2,047,500
Asset Management Fees (2)                     (319,500)               (337,500)           (209,250)                 (204,750)
General and Administrative
   Expenses (3)                               (191,700)               (202,500)           (125,550)                 (122,850)
Interest Expense                            (1,597,500)             (1,856,250)         (1,189,485)               (1,163,824)
                                       -----------------      ------------------   -----------------      --------------------
Estimated Cash Available from
   Operations                                1,086,300                 978,750             568,215                   556,076
Depreciation and Amortization
   Expense (4)                              (2,133,785)             (1,957,418)         (1,213,599)               (1,187,500)
                                       -----------------      ------------------   -----------------      --------------------
Estimated Taxable Operating Results
   Before Dividends Paid Deduction         $(1,047,485)            $  (978,668)        $  (645,384)              $  (631,424)
                                       =================      ==================   =================      ====================


                                  See Footnotes



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                                             Embassy Suites             Hyatt               JW Marriott
                                          Orlando Airport (6)      Coral Gables (8)       New Orleans (7)            Total
                                          --------------------  ---------------------  ---------------------  --------------------
Estimated Taxable Operating Results
      Before Dividends Paid Deduction:

Rental Income (1)                                 $ 562,500         $ 2,160,000             $ 5,610,000             $ 24,577,500
Asset Management Fees (2)                           (56,250)           (216,000)               (561,000)              (2,457,750)
General and Administrative
      Expenses (3)                                  (33,750)           (172,800)               (448,800)              (1,630,050)
Interest Expense                                   (319,691)                --               (3,789,520)             (13,260,861)
                                            -----------------      ------------------      -----------------  --------------------
Estimated Cash Available from
      Operations                                    152,809           1,771,200                 810,680                7,228,839
Depreciation and Amortization
      Expense (4)                                  (326,236)         (1,252,748)             (3,253,663)             (15,021,504)
                                            -----------------      ------------------      -----------------  --------------------
Estimated Taxable Operating Results
      Before Dividends Paid Deduction             $(173,427)        $   518,452            $ (2,442,983)            $ (7,792,665)
                                            =================      ==================      =================  ====================



                                  See Footnotes

FOOTNOTES:

(1) Rental income is derived from first year lease payment and does not include percentage rents, which will become due if specified levels of gross receipts are achieved. The Company has assumed that no taxable distributions will be received from its taxable REIT subsidiaries.

(2) The Properties are managed pursuant to an advisory agreement between the Company and CNL Hospitality Corp. (the "Advisor"), pursuant to which the Advisor receives monthly asset management fees in an amount generally equal to one-twelfth of .60% of the Company's share of the Real Estate Asset Value as of the end of the preceding month as defined in such agreement.

(3) Estimated at 8% of gross rental income, based on the previous experience of Affiliates of the Advisor with another public REIT.

(4) The estimated federal tax basis of the depreciable portion of the Properties and the number of years the assets have been depreciated on the straight-line method is as follows (the balances are presented at the Company's 100% interest except for, the 75% interest in the Hilton El Conquistador Tucson, Doubletree Lincoln Centre Dallas, Doubletree Crystal City, Hilton Rye Town, Embassy Suites Santa Clara, Embassy Suites Crystal City, and the Embassy Suites Orlando Airport):

                                                               Furniture and
                                                Buildings        Fixtures
                                              (39 years)      (5-15 years)
                                            ----------------  ---------------

          Hilton El Conquistador                $54,703,200      $ 9,535,800
          Doubletree Lincoln Centre Dallas       42,811,200        7,462,800
          Doubletree Crystal City                42,216,600        7,359,150
          Hilton Rye Town                        45,000,000        5,625,000
          Embassy Suites Santa Clara             27,900,000        3,487,500
          Embassy Suites Crystal City            27,300,000        3,412,500
          Embassy Suites Orlando Airport          7,500,000          937,500
          Hyatt Coral Gables                     28,800,000        3,600,000
          JW Marriott New Orleans                74,000,000        9,250,000

(5) On December 13, 2002, the Company and Hilton Hotels Corporation formed a partnership which the Company owns a 75% interest and Hilton Hotels Corporation owns a 25% interest. The partnership acquired two Properties on December 24, 2002: the Hilton El Conquistador Tucson Property and the Doubletree Lincoln Centre Dallas Property for a total cost of approximately $121 million. The partnership has obtained mortgage financing in the amount of approximately $33.8 million for the Doubletree Lincoln Centre Dallas Property and approximately $44.9 million for the Hilton El Conquistador Tucson Property. These Properties bear interest at a rate equal to 5.67%. Payments of interest only are due monthly for the first two years of the loan, with monthly payments of interest and principal due thereafter, calculated on a 25-year amortization schedule through maturity. The loans mature on December 24, 2007. These Properties are leased to indirect wholly owned subsidiaries of the partnership and are operated and managed by Hilton Hotels Corporation.

(6) It is anticipated that the Hilton Rye Town Property will be acquired by the Company through its contribution by Hilton Hotels Corporation ("Hilton") to a partnership that is 75% owned by the Company and 25% owned by Hilton (the "Hilton 2 Partnership"). Simultaneously with the contribution of the Hilton Rye Town Property to the Hilton 2 Partnership, the Company is expected to contribute the Doubletree Crystal City Property to the Hilton 2 Partnership. The Doubletree Crystal City Property was previously acquired by the Company through a separate transaction. The Company expects that the Hilton 2 Partnership will obtain permanent financing totalling approximately $41.3 million for the Hilton Rye Town Property and $35.5 million for the Doubletree Crystal City Property. The Embassy Suites Santa Clara, Embassy Suites Crystal City, and Embassy Suites Orlando Airport Properties will be simultaneously acquired by the Hilton 2 Partnership. The Company expects the Hilton 2 Partnership to obtain permanent financing totalling approximately $26.4 million on the Embassy Suites Santa Clara Property, $25.9 million on the Embassy Suites Crystal City Property, and $7.1 million on the Embassy Suites Orlando Airport Property. All of the Properties owned by the Hilton 2 Partnership are expected to be leased to taxable REIT subsidiaries of the partnership and operated by subsidiaries of Hilton.

(7) The JW Marriott New Orleans Property is subject to an existing mortgage of approximately $47 million. The amount is expected to be assumed by the Company upon acquisition of the Property by the Company. The Company intends to spend approximately $10 million to renovate this Property over the next two years in preparations for its conversion to a JW Marriott Hotel. This property is expected to be leased to a taxable REIT subsidiary of the company and operated by a subsidiary of Marriott International, Inc.

(8) This Property is expected to be leased to a taxable REIT subsidiary of the Company and operated by a subsidiary of Hyatt Hotels and Resorts.

(9) The Property is under construction for the period presented. The estimated completion dates for construction are as follows:

                      Property                      Estimated Completion Date
                      --------                      -------------------------

             Seattle Waterfront Marriott Property              April 2003
             Renaissance Tampa Property                        June 2005

Board of Directors and Management Changes

         On February 7, 2003, at a meeting of the Board of Directors of the Company John A. Griswold tendered his resignation as an Independent Director of the Company's Board, effective immediately, and the Board accepted Mr. Griswold's resignation. Mr. Griswold stated that his reason for resigning as an Independent Director was not due to any dispute or disagreement with the Company or the Board on any matter. The Company's Articles of Incorporation provide that a majority of the Board of Directors be Independent Directors. In order to maintain the Board's independence, Robert A. Bourne tendered his resignation as a member of the Board and the Board accepted his resignation. As a result of each of Mr. Griswold and Mr. Bourne's resignations, the Board anticipates that it will nominate a new Independent Director and ask Mr. Bourne to rejoin the Board in connection with the Board elections to be held at the Company's upcoming annual meeting of stockholders.

         In addition, Thomas J. Hutchison III is being appointed co-Chief Executive Officer of both the Company and the Advisor, effective February 14, 2003. Mr. Hutchison will tender his resignation as President of both the Company and the Advisor, effective March 17, 2003, and Mr. Griswold will be appointed President of the Company, effective March 17, 2003, as well as President and a Director of the Advisor, also effective March 17, 2003.

         Attached hereto as Exhibit 99.1 is a press release issued by the Advisor to the Company with regard to certain of the above described officer and director changes.



ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (b)      Pro forma financial information.

                  See Index to Pro Forma Financial Statements on page 17.

         (c)      Exhibits.

                  Exhibit No. 99.1 Press Release dated February 17, 2003.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CNL HOSPITALITY PROPERTIES, INC.


Date: February 19, 2003                    By:  /s/ James M. Seneff, Jr.
                                               --------------------------
                                           Name:    James M. Seneff, Jr.
                                           Title:   co-Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit Index
-------------

     99.1         Press Release dated February 17, 2003.  (Filed herewith.)

                                                                  [LOGO]

News Release

For information contact:
Lauren Harris
Director of Marketing
CNL Real Estate Services, Inc.
(407) 650-1205                                      For Immediate Release
                                                    ---------------------
                                                    February 17, 2003

          CNL Hospitality Corp. Appoints John A. Griswold to President

ORLANDO, FL - CNL Hospitality Corp. ("CNL") announced today the appointment of John A. Griswold to the position of president of the company and president of CNL Hospitality Properties, Inc.

Mr. Griswold is a former director of CNL Hospitality Properties, Inc., where he served for four years. Prior to joining CNL, Mr. Griswold served as president of Tishman Hotel Corporation, one of the nation's largest developers, owners and operators of upscale full-service hotels, where he began working in 1985. The Tishman company provided such services for more than 85 hotels in New York, Chicago, Los Angeles, Florida and Puerto Rico, totaling more than 30,000 rooms, including The Walt Disney World Swan and Dolphin and the Hilton at the Walt Disney World Resort in Orlando. He has also served as general manager of the Buena Vista Palace Hotel in the Walt Disney World Village; vice president and general manager of the Homestead Resort, a luxury condominium resort in Glen Arbor, Michigan; and an operations manager for The Walt Disney Company. Notably, his first job out of college was an assistant supervisor at The Walt Disney Company, where he embarked on his career in hospitality.

Bringing more than 30 years of experience in the hospitality industry, Mr. Griswold is chairman elect of the Orlando/Orange County Convention & Visitors Bureau, Inc., a member of the board of directors of the Florida Hotel & Lodging Association and chairman of the First Orlando Foundation. Mr. Griswold received a B.S. degree from the School of Hotel Administration at Cornell University, and has been an Orlando resident for 25 years.

"Through his director's capacity, John Griswold has been a member of the CNL family for many years, and we are delighted to bring his wealth of experience and leadership to our hospitality company," said Thomas J. Hutchison III, co-chief executive officer of CNL Hospitality Corp. "John is a true visionary in the hospitality sector, and he will be a strong asset to CNL's world-class executive team."

                                     -More-



CNL Appoints John A. Griswold, 2


CNL Hospitality Corp. is the hotel industry investment and development division of CNL Financial Group, Inc. Through partnering with several of the industry's top-tier lodging companies, the company owns or has commitments to acquire an interest in a portfolio of 64 hotels with 16,800 rooms in 23 states. For additional information, please visit www.cnlonline.com and follow the links to CNL Hospitality Corp.

Headquartered in Orlando, Florida, CNL Financial Group, Inc. is one of the nation's largest, privately held real estate investment and finance companies. CNL Financial Group, Inc. and the entities it has formed or acquired have more than $5.3 billion in assets, representing more than 2,850 properties in 49 states.

                                       ###




                     INDEX TO PRO FORMA FINANCIAL STATEMENTS


                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES

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                                                                                                          Page
                                                                                                          ----
Pro Forma Consolidated Financial Information (unaudited):

Pro Forma Consolidated Balance Sheet as of September 30, 2002                                             19

Pro Forma Consolidated Statement of Earnings for the nine months ended September 30, 2002                 20

Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2001                         21

Notes to Pro Forma Consolidated Financial Statements for the nine months ended September 30, 2002
         and the year ended December 31, 2001                                                             22




                  PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

         The following Unaudited Pro Forma Consolidated Balance Sheet of CNL Hospitality Properties, Inc. and its subsidiaries (the "Company") gives effect to (i) the receipt of $221,775,308 in gross offering proceeds from the sale of 22,177,531 additional shares for the period October 1, 2002 through February 5, 2003, the assumption of additional borrowings in the amount of $89,670,000 for the period October 1, 2002 through February 5, 2003, and (ii) the application of such funds to (a) pay offering expenses, acquisition fees and miscellaneous acquisition expenses, (b) invest in six properties through a joint venture, (c) purchase and contribute one property to the same joint venture, and (d) purchase four properties, all as reflected in the pro forma adjustments described in the related notes. The Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2002 has been adjusted to give effect to the transactions in (i) and (ii) above as if they had occurred on September 30, 2002.

         The Unaudited Pro Forma Consolidated Statements of Earnings for the nine months ended September 30, 2002, and the year ended December 31, 2001, include the historical operating results of the properties described in (ii) above, as well as the historical operating results of the properties acquired by the Company prior to September 30, 2002, and the items described above from the date of their acquisitions plus operating results from (A) the later of (1) the date the property became operational or (2) January 1, 2001, to (B) the earlier of (1) the dates the properties were acquired by the Company or (2) the end of the pro forma period presented (the "Pro Forma Period"). In addition, the Unaudited Pro Forma Consolidated Statement of Earnings for the year ended December 31, 2001 gives effect to the acquisition by the Company of the remaining 29% interest in Hotel Investors as of January 1, 2001 and includes adjustments to rental income and hotel revenues and expenses for assumption of leases from third parties by the Company's taxable REIT subsidiaries.

         This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results or conditions if the various events and transactions reflected therein had occurred on the dates, or been in effect during the periods, indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results or conditions in the future.



                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2002

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                                                                                   Pro Forma
                    ASSETS                                Historical              Adjustments                     Pro Forma
                                                        ----------------        -----------------              ----------------
Land, buildings and equipment, net                         $865,149,133             $181,300,000  (b)           $1,058,954,913
                                                                                       1,823,000  (b)
                                                                                      10,682,780  (b)
Investments in unconsolidated subsidiaries                  157,136,029              120,150,000  (e)              286,380,507
                                                                                       2,654,438  (e)
                                                                                       6,440,040  (e)
Cash and cash equivalents                                    63,673,557              221,775,308  (a)               39,060,755
                                                                                      (9,979,889 )(a)
                                                                                     (16,633,148 )(a)
                                                                                      (1,108,877 )(a)
                                                                                      (1,321,497 )(c)
                                                                                      (1,087,261 )(d)
                                                                                    (120,150,000 )(e)
                                                                                      (2,654,438 )(e)
                                                                                      (1,823,000 )(b)
                                                                                    (181,300,000 )(b)
                                                                                      89,670,000  (f)
Restricted cash                                              14,047,273                1,087,261  (d)               15,134,534
Receivables                                                   5,550,097                       --                     5,550,097
Due from related parties                                      4,757,828                       --                     4,757,828
Prepaid expenses and other assets                            27,977,162                9,979,889  (a)               20,834,231
                                                                                     (10,682,780 )(b)
                                                                                      (6,440,040 )(e)
Loan costs, net                                               4,091,794                       --                     4,091,794
                                                       -----------------       ------------------             -----------------
                                                         $1,142,382,873             $292,381,786                $1,434,764,659
                                                       =================       ==================             =================

    LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgages payable and accrued interest                      167,791,136               89,670,000  (f)              257,461,136
Other notes payable                                          25,979,184                       --                    25,979,184
Line of credit                                               24,152,343                       --                    24,152,343
Other liabilities                                            10,431,931                       --                    10,431,931
Accounts payable and accrued expenses                        15,135,216                       --                    15,135,216
Due to related parties                                        1,321,497               (1,321,497 )(c)                       --
Security deposits                                            11,382,576                       --                    11,382,576
Rents paid in advance                                           845,876                       --                       845,876
                                                       -----------------       ------------------             -----------------
                  Total liabilities                         257,039,759               88,348,503                   345,388,262
                                                       -----------------       ------------------             -----------------

Stockholders' equity:
  Preferred stock, without par value.
      Authorized and unissued 3,000,000 shares                       --                       --                            --
  Excess shares, $.01 par value per share.
      Authorized and unissued 63,000,000 shares                      --                       --                            --
  Common stock, $.01 par value per share.
      150,000,000 authorized shares; issued and
      outstanding 131,977,572 shares, as adjusted             1,098,305                  221,775  (a)                1,320,080
  Capital in excess of par value                            972,473,429              221,553,533  (a)            1,176,284,937
                                                                                     (17,742,025 )(a)
  Accumulated distributions in excess of net earnings       (81,020,223 )                     --                   (81,020,223 )
  Accumulated other comprehensive loss                       (4,275,810 )                     --                    (4,275,810 )
  Minority interest distributions in excess of
      contributions and accumulated earnings                 (2,932,587 )                     --                    (2,932,587 )
                                                       -----------------       ------------------             -----------------
                  Total stockholders' equity                885,343,114              204,033,283                 1,089,376,397
                                                       -----------------       ------------------             -----------------
                                                         $1,142,382,873             $292,381,786                $1,434,764,659
                                                       =================       ==================             =================

                           See accompanying notes to unaudited pro forma consolidated financial statements.


                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002


                                                                     Pro Forma
                                                 Historical         Adjustments                 Pro Forma
                                                --------------     --------------              -------------

Revenues:
     Hotel revenues                              $ 70,175,174        $ 50,174,240  (1)          $120,349,414
     Rental income from operating leases           29,289,330          (5,989,116 )(1)            23,300,214
     FF&E reserve income                            3,440,068                  --                  3,440,068
     Interest and other income                      2,824,339          (1,094,898 )(2)             1,729,441
                                                --------------    ----------------         ------------------
                                                  105,728,911          43,090,226                148,819,137
                                                --------------    ----------------         ------------------

Expenses:
     Hotel expenses                                45,582,159          41,583,427  (1)            87,165,586
     Interest and loan cost amortization           13,827,651           4,815,680  (7)            18,643,331
     General operating and administrative           4,118,164                  --                  4,118,164
     Asset management fees to
       related party                                4,818,889           1,319,923  (3)             6,138,812
     Depreciation and amortization                 20,306,710           4,446,066  (4)            24,752,776
                                                --------------    ----------------            ---------------
                                                   88,653,573          52,165,096                140,818,669
                                                --------------    ----------------            ---------------

Earnings Before Equity in Loss of
     Unconsolidated Subsidiaries and
     Minority Interest                             17,075,338          (9,074,870 )                8,000,468

Equity in Loss of Unconsolidated
     Subsidiaries                                  (6,128,835 )          (660,712 )(11)            9,145,306
                                                                         (101,992 )(10)
                                                                       16,036,845  (12)
Minority Interest                                    (195,685 )                --                   (195,685 )
                                                --------------    ----------------            ---------------

Net Earnings                                     $ 10,750,818        $  6,199,271               $ 16,950,089
                                                ==============    ================            ===============

Earnings Per Share of Common Stock (5):
     Basic                                              $0.12                                          $0.14
                                                ==============                                ===============
     Diluted                                            $0.12                                          $0.14
                                                ==============                                ===============

Weighted Average Number of Shares of
     Common Stock Outstanding (5):
       Basic                                       90,622,101                                    117,525,879
                                                ==============                                ===============
       Diluted                                     90,622,101                                    117,525,879
                                                ==============                                ===============


        See accompanying notes to unaudited pro forma consolidated financial statements.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 2001




                                                                      Pro Forma
                                                  Historical         Adjustments                 Pro Forma
                                                --------------     --------------              -------------
Revenues:
     Hotel revenues                               $ 1,150,876         $82,495,549  (1)         $ 83,646,425
     Rental income from operating leases           61,030,551         (12,313,002 )(1)           48,717,549
     FF&E reserve income                            5,786,879                  --                 5,786,879
     Interest and other income                      3,494,238          (3,489,553 )(2)                4,685
                                                --------------    ----------------            --------------
                                                   71,462,544          66,692,994               138,155,538
                                                --------------    ----------------            --------------

Expenses:
     Hotel expenses                                 1,515,808          64,073,687  (1)           65,589,495
     Interest and loan cost amortization           14,653,011           4,007,680  (7)           18,660,691
     General operating and administrative           3,465,568                  --                 3,465,568
     Asset management fees to
        related party                               3,326,688           1,886,824  (3)            5,213,512
     Taxes                                          1,183,184                  --                 1,183,184
     Depreciation and amortization                 19,748,697           6,602,909  (4)           26,351,606
                                                --------------    ----------------            --------------
                                                   43,892,956          76,571,100               120,464,056
                                                --------------    ----------------            --------------

Earnings Before Equity in Loss of
     Unconsolidated Subsidiaries and
     Minority Interest                             27,569,588          (9,878,106 )              17,691,482

Equity in Loss of Unconsolidated
     Subsidiaries                                  (7,092,674 )        (8,483,291 )(8)             (798,344 )
                                                                        5,172,110  (9)
                                                                         (346,589 )(10)
                                                                         (456,925 )(11)
                                                                       10,409,025  (12)
Minority Interest                                  (1,148,538 )         1,006,427  (6)             (142,111 )
                                                --------------    ----------------            --------------

Net Earnings                                      $19,328,376         $(2,577,349 )            $ 16,751,027
                                                ==============    ================            ==============

Earnings Per Share of Common Stock (5):
     Basic                                              $0.30                                         $0.16
                                                ==============                                ==============
     Diluted                                            $0.30                                         $0.16
                                                ==============                                ==============

Weighted Average Number of Shares of
     Common Stock Outstanding (5):
        Basic                                      64,457,643                                   106,054,424
                                                ==============                                ==============
        Diluted                                    64,457,643                                   106,054,424
                                                ==============                                ==============


         See accompanying notes to unaudited pro forma consolidated financial statements.


                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Balance Sheet:
-----------------------------------------------

(a) Represents gross proceeds of $221,775,308 from the sale of 22,177,531 shares during the period October 1, 2002 through February 5, 2003, and the payment of $9,979,889 for related acquisition fees (4.5% of gross proceeds) which are reflected as other assets, selling commissions of $16,633,148 (7.5% of gross proceeds) and the marketing support fee of $1,108,877 (0.5% of gross proceeds) which have been netted against stockholders' equity.

(b) Represents the use of cash and cash equivalents to reflect the purchase of four properties for $194,805,780 (which includes closing costs of $1,823,000 and acquisition fees and costs of $10,682,780, which had been recorded as other assets as of September 30, 2002 and have been reclassified to land, buildings and equipment).


                                                                        Acquisition
                                                                         Fees and
                                                                       Closing Costs
                                                                       Allocated to
                                                Purchase Price          Investments             Total
                                               ------------------    ------------------    ----------------

         Residence Inn Newark, CA                   $ 27,300,000           $ 1,872,780        $ 29,172,780
         Courtyard Newark, CA                         25,500,000             1,749,300          27,249,300
         Hyatt Regency Coral Gables Miami, FL         36,000,000             2,469,600          38,469,600
         JW Marriott New Orleans, LA                  92,500,000             6,414,100          98,914,100
                                               ------------------    ------------------    ----------------
                         Total                      $181,300,000           $12,505,780        $193,805,780
                                               ==================    ==================    ================


(c) Represents payment of $1,321,497 in offering and acquisition fees which were outstanding as of September 30, 2002.

(d)      Represents   $1,087,261  in  restricted   cash  used  for  purposes  of
         purchasing furniture, fixtures and equipment.

(e) Represents the use of cash and cash equivalents to reflect the acquisition of a 75% interest in the Hilton 2 Partnership, which acquired the Doubletree Lincoln Centre, Hilton El Conquistador, Hilton Rye Town, Doubletree Crystal City, Embassy Suites Orlando, Embassy Suites Crystal City, and Embassy Suites Santa Clara Properties. The total investment was $129,244,478 (which includes debt acquisition fees paid of $2,654,438 and other acquisition fees and costs of $6,440,040, which had been recorded as other assets as of September 30, 2002 and have been reclassified to Investments in Unconsolidated Subsidiaries. The Hilton Rye Town was previously owned and will be contributed by Hilton to the Hilton 2 Partnership and the Doubletree Crystal City Property is owned by the Company and will be contributed to the Partnership by the Company. The result of these contributions are reflected as if they occurred at the beginning of the Pro Forma period.

(f) Represents new borrowings on existing Properties of $40,070,000 that will be used to finance current and future acquisitions and a loan to be assumed at the time that the JW Marriott New Orleans is acquired for approximately $49,600,000.

Unaudited Pro Forma Consolidated Statement of Earnings:
-------------------------------------------------------

(1) For the nine months ended September 30, 2002, the amount represents adjustments to rental income from operating leases, hotel operating revenues and hotel operating expenses for the properties acquired and leased to taxable REIT subsidiaries of the Company as of February 5, 2003 (the "Pro Forma Leased Properties") and the assumption of existing leases from third parties by taxable REIT subsidiaries of the Company (the "Pro Forma Operating Properties") which results in hotel operating revenues of $50,174,240 offset by hotel operating expenses of $41,583,427 in lieu of $5,989,116 in rental income from operating leases.

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:
-------------------------------------------------------------------

For the year ended December 31, 2001, the amount represents adjustments to rental income from operating leases, hotel operating revenues and hotel operating expenses for the properties acquired and leased to taxable REIT subsidiaries of the Company as of February 5, 2003 (the "Pro Forma Leased Properties") and the assumption of existing leases from third parties by taxable REIT subsidiaries of the Company (the "Pro Forma Operating Properties") which results in hotel operating revenues of $82,495,549 offset by hotel operating expenses of $64,073,687 in lieu of $12,313,002 in rental income from operating leases for the year ended December 31, 2001.

The following presents the actual date the Pro Forma Leased Properties were acquired or placed in service by the Company as compared to the date the Pro Forma Leased Properties were treated as becoming operational for purposes of the Pro Forma Consolidated Statements of Earnings.


                                                                                    Date the Property
                                                                                   Became Operational
                                                          Date Acquired           For Pro Forma Leased        Purchase
                                                          by the Company                Purposes                Price
                                                      -----------------------     ----------------------    --------------

SpringHill Suites in Raleigh, NC                      February 2, 2001            January 1, 2001              $8,822,000
Courtyard in Overland Park, KS                        February 2, 2001            January 1, 2001              15,790,000
SpringHill Suites in Centreville, VA                  March 23, 2001              January 1, 2001              11,414,000
SpringHill Suites in Charlotte, NC                    March 23, 2001              January 1, 2001              11,773,000
Marriott Bridgewater, NJ                              June 14, 2002               April 2, 2002                61,500,000
Hampton Inn Houston, TX                               September 4, 2002           January 1, 2001              14,300,000
Courtyard Newark, CA                                  October 25, 2002            August 1, 2002               25,500,000
Residence Inn Newark, CA                              November 15, 2002           November 1, 2002             27,300,000
Hyatt Regency Coral Gables Miami, FL                  To be acquired              January 1, 2001              36,000,000
JW Marriott New Orleans, LA                           To be acquired              January 1, 2001              92,500,000



The following presents the date the Pro Forma Operating Properties were treated as becoming operational as a TRS property for purposes of the Pro Forma Consolidated Statements of Earnings.

                                                          Date the Property
                                                        Became Operational For
                                                          Pro Forma Purposes
                                                       -------------------------

         Courtyard in Oakland, CA                         February 26, 2001
         SpringHill Suites in Plymouth Meeting, PA        August 7, 2001
         SpringHill Suites in Richmond, VA                April 15, 2001
         SpringHill Suites in Manhattan Beach, CA         August 28, 2001
         TownePlace Suites in Manhattan Beach, CA         July 29, 2001
         Courtyard in Basking Ridge, NJ                   December 20, 2001
         Courtyard in Alpharetta, GA                      January 1, 2001
         Residence Inn in Cottonwood, UT                  January 1, 2001
         TownePlace Suites in Tewksbury, MA               January 1, 2001
         TownePlace Suites in Mt. Laurel, NJ              January 1, 2001
         TownePlace Suites in Scarborough, ME             January 1, 2001
         Residence Inn in Gwinnett, GA                    January 1, 2001
         Residence Inn in Buckhead, GA                    January 1, 2001

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:
-------------------------------------------------------------------

         No income tax provision has been presented as it is assumed that rental expense will offset substantially all hotel operating profit. In addition, no operating assets or liabilities were included for pro forma purposes as this amount is immaterial to the Company.

(2) Represents adjustment to interest income due to the decrease in the amount of cash available for investment in interest bearing accounts for the Pro Forma Period. The estimated interest income adjustment was calculated assuming an interest rate of approximately three percent per annum was earned by the Company during the nine months ended September 30, 2002 and the year ended December 31, 2001.

(3) Represents increase in asset management fees relating to the properties acquired by the Company during the Pro Forma Period. Asset management fees are equal to 0.60% per year of the Company's Real Estate Asset Value, as defined in the Company's prospectus.

(4) Represents incremental increase in depreciation expense of the building and the furniture, fixture and equipment ("FF&E") portions of the Pro Forma Leased Properties and Pro Forma Operating Properties calculated on the straight-line basis in the amount of $4,446,066 for the nine months ended September 30, 2002, and $6,602,909 for the year ended December 31, 2001. The buildings and FF&E are depreciated over useful lives of 40 and seven years, respectively.

         The following presents the amount of land, building and FF&E for each of the Pro Forma Properties:


                                                                  Land               Building             FF&E
                                                             ----------------     ---------------    ----------------

         SpringHill Suites in Raleigh, NC                         $1,039,753          $6,924,761          $1,401,381
         Courtyard in Overland Park, KS                            1,419,211          13,014,165           2,316,808
         SpringHill Suites in Centreville, VA                      1,482,115           9,431,634           1,222,799
         SpringHill Suites in Charlotte, NC                        1,602,996           9,307,241           1,588,179
         Courtyard in Oakland, CA                                  3,238,826          17,607,812           1,124,658
         SpringHill Suites in Plymouth Meeting, PA                 3,230,510          23,812,410           1,809,280
         SpringHill Suites in Richmond, VA                           844,603           9,367,961             830,897
         SpringHill Suites in Manhattan Beach, CA                  2,392,970          17,638,822           1,340,208
         TownePlace Suites in Manhattan Beach, CA                  1,704,991          12,567,661             954,898
         Courtyard in Basking Ridge, NJ                            4,486,819          33,072,792           2,512,889
         Hampton Inn in Houston, TX                                1,625,453          11,979,164             910,183
         Courtyard Newark, CA                                      2,533,170          20,264,850           2,701,980
         Residence Inn Newark, CA                                  2,711,982          21,695,310           2,892,708
         Hyatt Regency Coral Gables Miami, FL*                     3,600,000          28,800,000           3,600,000
         JW Marriott New Orleans, LA*                              9,250,000          74,000,000           9,250,000

                  * Amounts are estimated values.

(5) Historical earnings per share were calculated based upon the weighted average number of shares of common stock outstanding during the nine months ended September 30, 2002, and the year ended December 31, 2001. As a result of receipt of gross proceeds from the sale of shares during the period October 1, 2002, through February 5, 2003, pro forma earnings per share were calculated based upon the weighted average number of shares of common stock outstanding, as adjusted for the subsequent sale of shares, during the nine months ended September 30, 2002, and the year ended December 31, 2001.

         The pro forma diluted earnings per share has been adjusted to reflect the elimination of potentially dilutive shares as a result of the acquisition of the remaining 29% interest in Hotel Investors from Five Arrows as described in (6).

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:
-------------------------------------------------------------------

(6) In June 2001, the Company acquired the remaining 29% of Hotel Investors from Five Arrows, resulting in the Company owning 100% of Hotel Investors at December 31, 2001.

         The operating results for the year ended December 31, 2001, are reflected in the historical operating results for the Company for the year ended December 31, 2001.

         The following pro forma adjustments were required to reflect the Company's 100% ownership of the shares previously owned by Five Arrows as if it had been in effect at the beginning of each of the Pro Forma
         Periods:

         o Minority interest expense was reduced by $1,006,427 for the year ended December 31, 2001. For the year ended December 31, 2001, this amount represented approximately 29% of Five Arrows operating results for that period.

(7) Represents estimated interest incurred on new borrowings for existing Properties for the period from when the Properties were acquired by the Company through the end of the Pro Forma Period.

(8) Represents adjustment to equity in earnings/loss of the Waikiki Joint Venture, an unconsolidated subsidiary in which the Company owns a 49% interest, for the Pro Forma Period. The following information represents historical information for the period from January 1, 2001 through the date of acquisition by the Waikiki Joint Venture:

                Revenues:
                Hotel revenues                 $ 14,200,490

                Expenses:
                Hotel expense                    19,780,954
                Depreciation                      2,890,625
                Asset management fees               525,000
                Interest                          8,316,750
                                           -----------------

                Net loss                        (17,312,839)

                Ownership percentage                  49.00%
                                           -----------------

                Equity in loss                  $(8,483,291)
                                           =================

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:
-------------------------------------------------------------------

(9) Represents adjustment to equity in earnings/loss of the Hilton Joint Venture, an unconsolidated subsidiary in which the Company owns a 70% interest, for the Pro Forma Period. The following information represents historical information for the period from January 1, 2001 through the date of acquisition by the Hilton Joint Venture:

                Revenues:
                Hotel revenues                $ 53,067,000

                Expenses:
                Hotel expenses                  35,659,333
                Depreciation                     5,330,758
                Asset management fees              968,181
                Interest                         3,720,000
                                           ----------------

                Net earnings                     7,388,728

                Ownership percentage                 70.00%
                                           ----------------

                Equity in earnings              $5,172,110
                                           ================

(10) Represents adjustment to equity in earnings/loss of the Interstate Joint Venture, an unconsolidated subsidiary in which the Company owns an 85% interest, for the Pro Forma Period. The following information represents historical information for the nine months ended September 30, 2002 for the Hampton Inn in Houston and the period from January 1, 2001 through the date of acquisition for all three properties owned by the Interstate Joint Venture:

                                         Nine Months Ended        Year Ended
                                        September 30, 2002    December 31, 2001
                                       ------------------    -------------------

                Revenues:
                Hotel revenues             $ 3,418,947          $ 10,722,405

                Expenses:
                Hotel expenses               2,798,398             8,631,602
                Depreciation                   319,665             1,162,373
                Asset management fees           58,058               211,112
                Interest                       362,817             1,125,070
                                       ----------------     -----------------

                Net loss                      (119,991)             (407,752)

                Ownership percentage             85.00%                85.00%
                                       ----------------     -----------------

                Equity in loss               $(101,992)            $(346,589)
                                       ================     =================

                        CNL HOSPITALITY PROPERTIES, INC.
                                AND SUBSIDIARIES
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002 AND
                        THE YEAR ENDED DECEMBER 31, 2001


Unaudited Pro Forma Consolidated Statement of Earnings - Continued:
-------------------------------------------------------------------

(11) Represents adjustment to equity in earnings/loss of the San Francisco Joint Venture, an unconsolidated subsidiary in which the Company will own a 50% interest, for the Pro Forma Period. The following information represents historical information for the nine months ended September 30, 2002 and the period from October 26, 2001 (Property opening date) through December 31, 2001:

                                                               Period from
                                             Nine Months     October 26, 2001
                                               Ended             through
                                        September 30, 2002   December 31, 2001
                                       -------------------  -------------------
                Revenues:
                Hotel revenues             $5,937,587        $ 1,422,718

                Expenses:
                Hotel expense               3,995,252          1,149,746
                Depreciation                1,241,592            451,488
                Asset management fees         225,500             82,000
                Interest                    1,796,667            653,333
                                       ---------------    ---------------

                Net loss                   (1,321,424)          (913,849)

                Ownership percentage            50.00%             50.00%
                                       ---------------    ---------------
                Equity in loss              $(660,712)         $(456,925)
                                       ===============    ===============

(12) Represents adjustment to equity in earnings/loss of the Hilton 2 Partnership, an unconsolidated subsidiary in which the Company will own a 75% interest, for the Pro Forma Period. The following information represents historical information for the nine months ended September 30, 2002 and the year ended December 31, 2001:

                                             Nine Months
                                                Ended            Year Ended
                                         September 30, 2002   December 31, 2001
                                         ------------------  -------------------
                Revenues:
                Hotel revenues               $120,298,586        $140,309,399

                Expenses:
                Hotel expense                  86,226,629         102,574,576
                Depreciation                    4,638,115          12,054,724
                Asset management fees             842,382           2,189,399
                Interest                        7,209,000           9,612,000
                                         -----------------     ---------------

                Net loss                       21,382,460          13,878,701

                Ownership percentage                75.00 %             75.00%
                                         -----------------     ---------------
                Equity in earnings            $16,036,845        $ 10,409,025
                                         =================     ===============